Exhibit 10.26

NTL INCORPORATED

RESTRICTED STOCK AGREEMENT

RESTRICTED STOCK AGREEMENT dated as of the 16th day of January 2006, between NTL Incorporated, a Delaware corporation (the “Company”), and Stephen A. Burch (the “Executive”).

WHEREAS, the Company wishes to grant to the Executive, and the Executive wishes to accept from the Company, shares of common stock of the Company, par value $0.01 per share (the “Restricted Stock”), to be granted pursuant to the Amended and Restated NTL 2004 Stock Incentive Plan (the “Plan”);

NOW, THEREFORE, the parties hereto agree as follows:

1.                                       Grant of Restricted Stock

The Company hereby grants to the Executive, and the Executive hereby accepts from the Company, 300,000 shares of Restricted Stock on the terms and conditions set forth in this Agreement.  This Agreement is also subject to the terms and conditions set forth in the Plan.  Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

2.                                       Rights of Executive

Except as otherwise provided in this Agreement, the Executive shall be entitled, at all times on and after the date that the shares of Restricted Stock are issued, to exercise all the rights of a stockholder with respect to the shares of Restricted Stock (whether or not the restrictions thereon shall have lapsed), including the right to vote the shares of Restricted Stock and the right, subject to Section 6 hereof, to receive dividends thereon.  Notwithstanding the foregoing, prior to an applicable Lapse Date (as defined below), the Executive shall not be entitled to transfer, sell, pledge, hypothecate, assign, or otherwise dispose of or encumber, the shares of Restricted Stock subject to such Lapse Date (collectively, the “Transfer Restrictions”).

3.                                       Vesting and Lapse of Transfer Restrictions

3.1                                 The Transfer Restrictions on 150,000 shares of the Restricted Stock shall lapse and shall vest as follows:

(i)                           as to 50,000 shares on January 15, 2007;

(ii)                        as to 50,000 shares on January 15, 2008; and

(iii)                     as to 50,000 shares on December 31, 2008.

3.2                                 The Transfer Restrictions on the remaining 150,000 shares of the Restricted Stock shall lapse and shall vest as follows:

(i)                           as to 50,000 shares if performance conditions agreed to by the Company and the Executive in respect of the Company’s 2006 fiscal year have been met, so long as the Executive has remained continuously employed by the Company from the date of commencement of his employment through January 15, 2007;

(ii)                        as to 50,000 shares if performance conditions agreed to by the Company and the Executive in respect of the Company’s 2007 fiscal year have been met, so long as the Executive has remained continuously employed by the Company from the date of commencement of his employment through January 15, 2008; and

(iii)                     as to 50,000 shares if performance conditions agreed to by the Company and the Executive in respect of the Company’s 2008 fiscal year have been met, so long as the Executive has remained continuously employed by the Company from the date of commencement of his employment through December 31, 2008.

The Lapse Date in respect of the shares of Restricted Stock subject to this Section 3.2 shall occur on the date on which the Committee determines that the applicable performance conditions have been met and shall be forfeited if the Committee determines that such performance conditions have not been met.  The Committee shall meet to determine whether such performance conditions have been met promptly after completion by the Company of the financial reports or other information necessary to make such determination.

3.3                                 Notwithstanding Section 3.1 or 3.2, upon the occurrence of an Acceleration Event, the Transfer Restrictions on all of the shares of Restricted Stock granted hereunder and then outstanding shall lapse.

3.4                                 Each date on which Transfer Restrictions on shares of Restricted Stock shall lapse and shall vest is referred to in this Agreement as a “Lapse Date”.

4.                                       Escrow and Delivery of Shares

4.1                                 Certificates representing the shares of Restricted Stock shall be issued and held by the Company in escrow and shall remain in the custody of the Company until their delivery to the Executive or the Executive’s estate as set forth in Section 4.2 hereof, subject to the Executive’s delivery of any documents which the Company in its discretion may require as a condition to the issuance of shares and the delivery of shares to the Executive or the Executive’s estate.

4.2                                 (a)                                  Certificates representing those shares of Restricted Stock in respect of which the Transfer Restrictions have lapsed pursuant to Section 3 hereof shall be delivered to the Executive as soon as practicable following the applicable Lapse Date, provided that the Executive has satisfied all applicable Withholding Tax requirements with respect to the Restricted Stock.

(b)                                 The Executive may receive, hold, sell, or otherwise dispose of those shares delivered to the Executive pursuant to paragraph (a) of this Section 4.2 free and clear of the Transfer Restrictions, but subject to compliance with all federal and state securities laws.

4.3                                 (a)                                  Prior to the applicable Lapse Date, each stock certificate evidencing shares of Restricted Stock as to which the Transfer Restrictions have not lapsed shall bear a legend in substantially the following form:

“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture, restrictions against transfer and rights of repurchase, if applicable) contained in the Restricted Stock Agreement (the “Agreement”) between the registered owner of the shares represented hereby and the Company.  Release from such terms and conditions shall be made only in accordance with the provisions of the Agreement, a copy of which is on file in the office of the Secretary of NTL Incorporated.”

(b)                                 As soon as practicable following each applicable Lapse Date, the Company shall issue new certificates in respect of the shares that have vested as of such Lapse Date which shall not bear the legend set forth in paragraph (a) of this Section 4.3, which certificates shall be delivered in accordance with Section 4.2 hereof.

5.                                       Effect of Termination of Employment for any Reason

Upon termination of the Executive’s employment with the Company and its Affiliates, if applicable, for any reason, the Executive shall forfeit the shares of Restricted Stock which are subject to the Transfer Restrictions, and, from and after such forfeiture, the Executive shall have no rights with respect thereto.

6.                                       Voting and Dividend Rights

All dividends declared and paid by the Company on shares of Restricted Stock shall be deferred until the lapsing of the Transfer Restrictions pursuant to Section 3 hereof (and shall be subject to forfeiture upon forfeiture of the shares of Restricted Stock as to which such deferred dividends relate).  The deferred dividends shall be held by the Company for the account of the Executive.  Upon each applicable Lapse Date, the dividends allocable to the shares of Restricted Stock as to which the Transfer Restrictions have lapsed shall be paid to the Executive (without interest).  The Company may require that the Executive invest any cash dividends received in additional Restricted Stock which shall be subject to the same conditions and restrictions as the Restricted Stock granted under this Agreement.

7.                                       No Right to Continued Employment

Nothing in this Agreement shall be interpreted or construed to confer upon the Executive any right with respect to continuance of employment by the Company or any of its Affiliates, nor shall this Agreement interfere in any way with the right of the Company or any such Affiliate to terminate the Executive’s employment at any time.

8.                                       Withholding of Taxes

The Executive shall pay to the Company, or the Company and the Executive shall agree on such other arrangements necessary for the Executive to pay, the applicable federal, state and local income taxes required by law to be withheld (the “Withholding Taxes”), if any, upon the vesting and delivery of the shares.  The Company shall have the right to deduct from any payment of cash to the Executive an amount equal to the Withholding Taxes in satisfaction of the Executive’s obligation to pay Withholding Taxes.

9.                                       Modification of Agreement

This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

10.                                 Severability

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force and effect in accordance with their terms.

11.                                 Governing Law

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

12.                                 Successors in Interest; Transfer

This Agreement shall inure to the benefit of and be binding upon any successor to the Company.  This Agreement shall inure to the benefit of the Executive’s heirs, executors, administrators and successors.  All obligations imposed upon the Executive and all rights granted to the Company under this Agreement shall be binding upon the Executive’s heirs, executors, administrators and successors.  This Agreement is not assignable by the Executive.

For the avoidance of doubt, (i) the Company may assign its rights and obligations hereunder to Telewest Global, Inc or its successors (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) in connection with the proposed merger transaction pursuant to the agreement entered into between the Company and Telewest Global, Inc on October 2, 2005 as amended from time to time; and (ii) in no event shall the consummation of such transaction be deemed to be an Acceleration Event.

[the remainder of this page is intentionally left blank]

NTL INCORPORATED

		By:	/s/ James F. Mooney
		Name:	James F. Mooney
		Title:	Chairman

ACCEPTED AND AGREED

By:	/s/ Stephen A. Burch
Name:	Stephen A. Burch
Title:	Executive